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                                                                    EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 531-2058 FAX (631) 531-2759


FOR IMMEDIATE RELEASE                        CONTACT:   DANIEL M. HEALY
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER
                                                        (631) 531-2058




           NORTH FORK BANCORP TO RELEASE FOURTH QUARTER 2005 EARNINGS
                        ANNOUNCEMENT WITH AUDIO WEBCAST



MELVILLE, N.Y. - JANUARY 17, 2006 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) expects to release its fourth quarter 2005 earnings announcement on January 19, 2006. A recorded audio webcast reviewing North Fork's results will be available at 8:30 a.m. Eastern Time on that day. It will be available through the Company's website www.northforkbank.com. From the homepage, click on QUARTERLY EARNINGS ANNOUNCEMENT, JANUARY 19, 2006. A call-in number is also available by dialing toll free (US and Canada) 1-888-350-0137, PIN # 3210 or (International) 1-402-220-5110, PIN # 3210. The webcast will be archived for 5 business days.